Exhibit 10.27 Agreement with Advanced Optics Electronics

                              STOCK SALE AGREEMENT

                                 BY AND BETWEEN

                                  GenoMed, Inc.

                                   ("SELLER")

                                       AND

                        Advanced Optics Electronics, Inc.

                                  ("PURCHASER")

                          DATED AS OF DECEMBER 17, 2003

                              --------------------
                              STOCK SALE AGREEMENT
                              --------------------

     This STOCK SALE AGREEMENT (this "Agreement"), dated as of December 17,
2003, is by and between GenoMed, Inc., a Florida corporation (the "Seller"), and
Advanced Optics Electronics, Inc., a Nevada corporation ("Purchaser").

                                    RECITALS

     WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, the number of shares of Seller's Common (12-month restricted from sale) Stock, with characteristics as set forth in Article 1.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements, and upon the terms and subject to the conditions, hereinafter set forth, the parties hereby agree as follows:

                                   DEFINITIONS

     "Affiliate" means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under direct or indirect control with such other Person.

     "Applicable Law" means, with respect to any Person, any domestic or foreign, federal, state or local statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, judgment, decree or other requirement of any Governmental Authority applicable to such Person or any of its Affiliates or any of their respective properties, assets, officers, directors, employees, consultants or agents (in connection with such officer's, director's, employee's, consultant's or agent's activities on behalf of such
Person or any of its Affiliates).

     "Governmental Authority" means any foreign, domestic, federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

     "Material  Adverse Effect" means a change in, or effect on, Seller that (A)
results in a material adverse effect on, or a material adverse change in, the assets, operations, financial condition or results of operations of Seller
(excluding (i) adverse changes of an industry-wide impact or (ii) adverse changes attributable to the execution of this Agreement and the publicity attendant thereto) or (B) materially impairs or prohibits the ability of Seller and Purchaser to consummate the transactions contemplated hereby.

     "Person" means an individual, corporation, partnership, limited liability company, association, trust, estate or other entity or organization, including a
Governmental Authority.

                                    ARTICLE I
                           TERMS OF PURCHASE AND SALE

     1.01.  SALE OF THE SHARES. At the Closing (as defined in Section 1.05 hereof, and to be no later than January 9, 2004), subject to the terms and conditions set forth herein, Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, the number of shares of Seller's Common (12-month restricted from sale) Stock with the characteristics as set forth below (the
"Securities").

     1.02.  PURCHASE PRICE AND QUANTITY. Subject to the terms and conditions of this Agreement, in full payment of the purchase price for the Securities,
Purchaser shall pay to Seller in cash the purchase price of $900,000 (the
"Purchase Price") for the Securities, according to the schedule included below.
Seller shall deliver to Purchaser the quantity of shares of Seller's Securities as follows:
     (a)  The quantity of Seller's Securities to be transferred to the Purchaser shall be calculated as Q = ($900,000/.75CP), where:
           i)   Q is the total quantity of Securities to be transferred by Seller to Purchaser (the "Quantity)
          ii)  $900,000 is the Purchase Price
          iii)CP is Closing Price, namely the average bidprice for the Seller's stock during the month prior to the Closing, and
          iv)  .75 is a multiplier to the Closing Price, effecting a twenty five percent (25%) discount because the shares are restricted from sale for a period of 12 months.
     (b) At Closing the Purchaser shall remit $300,000 to the Seller and the
Seller shall transfer one third (33.33%) of the Quantity of Common (12-month restricted from sale) Stock to Purchaser, in the manner specified in this
Agreement.
     (c) Thirty (30) days following the date of Closing, the Purchaser shall remit an additional $300,000 to the Seller and the Seller shall transfer one third (33.33%) of the Quantity of shares of Common (12-month restricted from sale) Stock to Purchaser, in the manner specified in this agreement. (d) Sixty
(60) days following the date of Closing, the Purchaser shall remit a final
$300,000 to the Seller and the Seller shall transfer one third (33.33%) of the
Quantity of shares of Common (12-month restricted from sale) Stock to Purchaser, in the manner specified in this Agreement.

     1.04 VOTING AND ECONOMIC RIGHTS. Tthe Purchaser shall retain all voting and economic rights intrinsic to the Common (12-month restricted from sale) stock.

     1.05. CLOSING.
     (a) The closing of the transaction contemplated hereby (the "Closing")
shall take place on the date on which the last of the conditions to Closing set forth in Sections 5.01, 5.02 and 5.03 have been satisfied or waived by the party or parties entitled to waive the same or such other date as to which Seller and
Purchaser may agree (the "Closing Date") and upon which date as the Purchaser shall send via wire transfer to the Seller's bank account, the initial payment for the Securities as defined in Schedule I.
     (b) At the Closing, subject to the terms and conditions set forth herein,
Seller shall deliver or cause to be delivered to Purchaser certificates representing the Securities, duly endorsed in blank for transfer. The Securities shall bear legends giving notice of restrictions on transfer as set forth in
Section 7.10 hereof.
     (c) At the Closing, subject to the terms and conditions set forth herein,
Purchaser shall pay and deliver to Seller the initial payment of the Purchase
Price allocable to the Securities being purchased by Purchaser. The Purchase
Price shall be payable to Seller at the Closing by wire transfer in immediately available funds to a bank account designated by Seller in writing.

                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller represents and warrants to Purchaser as follows:

     2.01.  ORGANIZATION; GOOD STANDING. Seller is duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization and has all requisite power and authority under such laws to carry on its business as now conducted.

     2.02.  CORPORATE POWER AND AUTHORITY; EFFECT OF AGREEMENT. The execution, delivery and performance by Seller of this Agreement, and the consummation by
Seller of the transaction contemplated herein, including the sale of the
Securities, have been duly authorized by all necessary action on the part of
Seller. This Agreement has been duly and validly executed and delivered by
Seller and constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and is subject to general principles of equity.

     2.03.  CAPITALIZATION. As of the Closing, (i) the authorized capital stock of the Seller shall consist of 1 billion Common Shares having the rights, preferences and privileges, referred to herein and as specified in the Seller's company articles of incorporation (ii) other than the shares offered to the
Purchaser, and the options and warrants to purchase Seller's Common Stock issuable pursuant to the Seller's most recent SEC 10-Q filing, there shall be no outstanding securities, options, warrants, calls, stock appreciation rights, profit sharing plans, phantom stock awards, rights, commitments, agreements, arrangements or understandings of any kind, to which Seller is a party or by which it is bound, obligating Seller to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Seller, or obligating Seller to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking or any agreements or instruments having a similar economic effect.

The outstanding options and warrants to purchase Seller's Common stock, as detailed in the Seller's September 30, 2003 SEC filings, are recapitulated as follows:
------------------------------------------------------------------------------------------------------------------------------
Stock options 06/30/03
------------------------------------------------------------------------------------------------------------------------------
                                                                                                 BS Value
                       Date                               Options                                  and     Pro forma
                       Issue      Vesting    Valuation      Total     Vested     FMV     Exer   Intrinsic   BS Value    Term
                                                                                         Price     Value
------------------------------------------------------------------------------------------------------------------------------
D Moskowitz      x   3/15/2002    5/6/2002   9/30/2003  12,500,000  12,500,000  0.0400  0.0080    400,000     25,000  10 years
------------------------------------------------------------------------------------------------------------------------------
D Moskowitz      x   3/15/2002   11/6/2002   9/30/2003  25,000,000  25,000,000  0.0400  0.0080    800,000     50,000  10 years
------------------------------------------------------------------------------------------------------------------------------
J White          x  10/25/2002  10/25/2002  10/25/2002   6,000,000   6,000,000  0.0300  0.0060    144,000     36,000  10 years
------------------------------------------------------------------------------------------------------------------------------
Brooks           x   2/22/2002   3/1/02 to   2/22/2002   1,000,000   1,000,000  0.0300  0.0060     20,000          -   3 years
                                  2/28/03
------------------------------------------------------------------------------------------------------------------------------
Scott Williams   x   11/2/2002   11/2/2002   11/2/2002     100,000     100,000  0.0300  0.0300      1,000          -   2 years
------------------------------------------------------------------------------------------------------------------------------
Tony Frudakis    x  10/29/2002  10/29/2002  10/29/2002      78,100      78,100  0.0300  0.0300      1,000          -   2 years
------------------------------------------------------------------------------------------------------------------------------
Jason Moore      x   11/2/2002   11/2/2002   11/2/2002     100,000     100,000  0.0300  0.0300      1,000          -   2 years
------------------------------------------------------------------------------------------------------------------------------
Krissy Fischer   x  12/13/2002  12/13/2002  12/13/2002     100,000     100,000  0.0100  0.0100          -          -   2 years
------------------------------------------------------------------------------------------------------------------------------
Paula Hempen     x  12/13/2002  12/13/2002  12/13/2002     100,000     100,000  0.0100  0.0100          -          -   2 years
------------------------------------------------------------------------------------------------------------------------------
Kranitz          x   2/22/2002   3/1/02 to   2/22/2002   1,000,000   1,000,000  0.0300  0.0060     20,000          -   3 years
                                  2/28/03
------------------------------------------------------------------------------------------------------------------------------
Johnson          x   8/15/2002  9/15/02 to   8/15/2002     100,000     100,000  0.0100  0.0100          -          -   2 years
                                  8/15/03
------------------------------------------------------------------------------------------------------------------------------
Danilov          x  12/11/2002  1/11/03 to  12/11/2002     100,000      75,000  0.0100  0.0100          -          -   2 years
                                 12/11/03
------------------------------------------------------------------------------------------------------------------------------
Boner            x  12/26/2002  1/26/03 to  12/26/2002     100,000      80,000  0.0100  0.0100          -          -   2 years
                                 12/26/03
------------------------------------------------------------------------------------------------------------------------------
D Moskowitz          2/22/2002   3/1/02 to   2/22/2002   1,000,000   1,000,000  0.0300  0.0060     20,000          -   3 years
                                  2/28/03
------------------------------------------------------------------------------------------------------------------------------
Balance 12/31/02                                        47,278,100  47,233,100                  1,407,000    111,000
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
Recorded at
  12/31/02                                                                                       (495,000)  (111,000)
------------------------------------------------------------------------------------------------------------------------------
K Boyer             12/13/2002  12/13/2002  12/13/2002     769,231     769,231  0.0100  0.0500
------------------------------------------------------------------------------------------------------------------------------
K Boyer              3/21/2003   3/21/2003   3/31/2003     187,500     187,500  0.0100  0.0500
------------------------------------------------------------------------------------------------------------------------------
Balance 09/30/03                                        48,234,831  48,189,831                    912,000          -
------------------------------------------------------------------------------------------------------------------------------

Scientific Advisory Board (SAB): The Seller has an ongoing agreement to issue
100,000 shares, or options to purchase 100,000 shares (exercisable within 2 years), per year for a total of 5 years per member of the SAB. The date of issuance is the one-year anniversary of the SAB member's joining the SAB, and subsequent anniversaries for a total of 5 years. Curently the company has five members of the SAB: Frank E. Johnson (joined SAB on August 15, 2002), Geoffrey
Boner (joined SAB on December 26, 2002), Scott Williams (joined SAB on November
2, 2002), Sergei Danilov (joined SAB on December 11, 2002), and Jason Moore
(joined SAB on Janurary 16, 2002). A sixth member of the SAB, Tony Frudakis, has options to purchase 78,100 shares which are exercisable until October 29, 2004, which represents two years after the date of his resignation from the SAB. The company reserves the right to name additional members to the SAB.

During March 2002 the Company granted David Moskowitz options to purchase
37,500,000 shares of common stock at an exercise price of 20% of the fair market value of the common stock on the exercise date. The options may be exercised after May 6, 2002 for a period of 10 years as to 12,500,000 options and after
November 6, 2002 for a period of 10 years as to 25,000,000 options. The change in the discount from the fair market value of the common stock related to the options will be charged to operations as general and administrative expenses during the period from the grant date to the exercise date. During the nine months ended September 30, 2003 $900,000 was charged to operations related to the increase in the discount from $.008 at December 31, 2002 to $.032 at
September 30, 2003.

Jerry White, the Company's first CEO, was granted an option to purchase 6 million shares at the exercise price of 20% of the closing bid price on October
21, 2002. The period to exercise this option is 10 years, i.e. until October 21,
2012.

At their first Board Meeting on February 22, 2002, the Directors approved a payment of 80,000 shares for each month served, in the form of an option to purchase this number of shares. The exercise price was six-tenths of one cent
($0.006), representing 20% of the three cent ($0.03) public bid price of shares on the date of this option. In subsequent years, the exercise price shall be 20%
of the closing bid price on the anniversary of this date, i.e. February 22,
2003, February 22, 2004, etc. This agreement remains in force. The term to exercise this option is 3 years, i.e. until February 22, 2005 for shares earned during the period February 22, 2002 through February 21, 2003.

As a Director, Jerry White's option to purchase 1 million shares is included in the option to purchase 6 million shares mentioned immediately above. Peter
Brooks, who served as Director for one year until he resigned as Director on
February 21, 2003, has an option to purchase 1 million shares at $0.006 until
February 22, 2005. Richard A. Kranitz, who continues serving as a Director, will have earned the option to purchase 2 million shares as of February 21, 2004, as will David Moskowitz.

Personnel were given options to purchase common shares as follows: Krissy
Fischer was given the option to purchase 100,000 shares of common stock at the exercise price of $0.01, representing the closing bid price of the stock on
December 13, 2002. The time to exercise this option is two years, i.e. until
December 13, 2004. Paula Hempen was given the option to purchase 100,000 shares of common stock at the exercise price of $0.01, representing the closing bid price of the stock on December 13, 2002. The time to exercise this option is two years, i.e. until December 13, 2004.

During the nine months ended September 30, 2003 the Company granted options to purchase 956,731 shares of common stock to purchasers of 956,731 shares of its common stock in December 2002 and February 2003 for an aggregate of $11,500. The options are exercisable at $.05 per share and expire when the trading price of the Company's common stock is at least $.07 for a period of ten days.

On April 9, 2003 the Company converted $1,010,500 in advances and $67,081 of accrued interest into a convertible promissory note in the amount of $1,077,581.
As of January 7, 2004, the total amount is now on the order of $1.2 million. The note bears interest at 8% per annum and is due on January 1, 2005. The note may be converted into common shares of the Company as follows:
     a. The unpaid  principal in whole or in part together with accrued interest shall at the option of the holder be converted into the class of the Company's shares on the same terms and conditions described for Purchaser herein. The holder may elect to negotiate separate terms and conditions however the unpaid balance will not be payable in cash, but convertible only into shares of the
Company. For the purposes of this calculation the aggregate value of the
Company's shares received by the holder in conversion shall be determined by subtracting $1,000,000 from the unpaid original principal balance of the note, which remains unpaid at the time of conversion. A financing agreement is defined as the receipt by the Company of a least $1,500,000 of net cash proceeds from the sale of capital stock. With the current transaction, the Company will have so far have been promised $1.02 million as of December 31, 2004.
     b. The unpaid principal in whole or in part together with accrued interest shall be converted into shares if the Company realizes revenue of $1,500,000 during the period commencing April 9, 2003 and ending on December 31, 2004. The price per share shall be determined as provided in c below. The unpaid balance will not be payable in cash but convertible only into shares of the Company. For the purposes of this calculation the aggregate value of the Company's shares received by the holder in conversion shall be determined by subtracting
$1,000,000 from the unpaid original principal balance of the note, which remains unpaid at the time of conversion.
     c. If no financing agreement has occurred by December 31, 2004 and/or the
Company has not realized the requirements of a and b above the holder may elect to convert the unpaid principal balance and accrued interest into the number of common shares of the Company determined by dividing the unpaid balance by the average bid price of the Company's common stock for the previous 30 trading days. The unpaid balance will not be payable in cash but convertible only into shares of the Company.

     2.04. GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by Seller of this Agreement require no action by, consent or approval of, or filing with, any Governmental Authority other than (a) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of
1976, as amended (the "HSR Act") and federal and state securities laws or (b)
any actions, consents, approvals or filings otherwise expressly referred to in this Agreement.

     2.05. NO CONFLICT. The execution, delivery and performance by Seller of this Agreement and the consummation by Seller of the transactions contemplated herein will not, with or without the giving of notice or the lapse of time, or both, violate, conflict with or constitute a default under (a) any provision of law, rule or regulation to which Seller is subject, (b) any order, judgment or decree applicable to Seller, (c) any provision of the charter documents of
Seller or (d) any indenture, agreement or other instrument by which Seller is bound.

     2.06.  TITLE TO SHARES.
     (a) As of the Closing, Seller will own and will have good and marketable title to, and sole record and legal ownership of, the Securities, free and clear of any and all liens, security interests, pledges, mortgages, charges, limitations, claims, restrictions, rights of first refusal, rights of first offer, rights of first negotiation or other encumbrances of any kind or nature whatsoever (collectively, "Encumbrances").
     (b) Upon consummation of the Closing, without exception, Purchaser will acquire from Seller legal and beneficial ownership of, and good and marketable title to the Securities to be sold to Purchaser by Seller, free and clear of all
Encumbrances. It is recognized that the Securities being purchased are Common
Shares, restricted from sale for a period of 12 months.

     2.07.  ADVISORY FEES. Mr. Gerard L. Viegas has been retained by Seller and will be paid by Seller 2% of Purchase Price in installments as the Purchase
Price is received by Seller.

                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser represents and warrants to Seller as follows:

     3.01.  ORGANIZATION; GOOD STANDING. Purchaser is duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization and has all requisite power and authority under such laws to carry on its business as now conducted.

     3.02.  POWER AND AUTHORITY; EFFECT OF AGREEMENT. The purchase of the
Securities to be acquired by Purchaser, the payment and delivery of the Purchase
Price, the execution, delivery and performance by Purchaser of this Agreement and the consummation by Purchaser of the transaction contemplated herein have been duly authorized by all necessary action on the part of Purchaser. This
Agreement has been duly and validly executed and delivered by Purchaser and constitutes a valid and binding obligation of Purchaser, enforceable against
Purchaser in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and is subject to general principles of equity.

     3.03. GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by Purchaser of this Agreement require no action by, consent or approval of, or filing with, any Governmental Authority or any other Person other than (i)
compliance with any applicable requirements of the HSR Act and federal and state securities laws or (ii) any actions, consents, approvals or filings otherwise expressly referred to in this Agreement.

     3.04. NO CONFLICT. The execution,  delivery and performance by Purchaser of this Agreement and the consummation by Purchaser of the transaction contemplated herein will not, with or without the giving of notice or the lapse of time, or both, violate, conflict with or constitute a default under (a) any provision of law, rule or regulation to which Purchaser is subject, (b) any order, judgment or decree applicable to Purchaser, (c) any provision of the charter documents of
Purchaser or (d) any indenture, agreement or other instrument by which Purchaser is bound.

     3.05. INVESTMENT REPRESENTATIONS.
     (a)  The Securities to be acquired by Purchaser will be acquired by
Purchaser for its own account, not as a nominee or agent, and not with a view to or in connection with the sale or distribution of any part thereof, other than pursuant to a valid exemption from the registration requirements of the
Securities Act of 1933 (the "Securities Act").
     (b) Purchaser understands that the Securities being purchased hereunder will not be registered under the Securities Act on the ground that the sale of the Securities provided for in this Agreement is exempt from registration under the Securities Act and that the reliance of Seller on such exemption is predicated in part on Purchaser's representations set forth in this Agreement.
     (c)  Purchaser acknowledges that it is able to fend for itself in the transaction contemplated by this Agreement and has the ability to bear the economic risks of its investment pursuant to this Agreement.
     (d) Purchaser understands that the Securities being purchased by Purchaser hereunder are restricted securities within the meaning of Rule 144 under the
Securities Act and that the Securities are not registered and must be held indefinitely unless they are subsequently registered or an exemption from such registration is available.

     3.06. TAX MATTERS. Neither Purchaser nor any direct or indirect transferee of the Securities shall at any time transfer cash or other property to the
Seller in a manner that would cause Purchaser or such transferee to be treated as having transferred property to Seller for purposes of applying Section 351 of the Internal Revenue Code of 1986, as amended, to the transaction contemplated hereby.

     3.07. ADVISORY FEES. There is no investment banker, broker, finder or other intermediary or financial advisor that has been retained by or is authorized to act on behalf of Purchaser who might be entitled to any fee, commission or reimbursement of expenses upon consummation of the transactions contemplated by this Agreement.

                                   ARTICLE IV
                            COVENANTS OF THE PARTIES

     4.01.  COOPERATION; FURTHER ASSURANCES. The parties hereto will use all commercially reasonable efforts, and will cooperate with each other, to secure all necessary consents, approvals, authorizations, exemptions and waivers from third parties as shall be required in order to comply with Applicable Laws and to effectuate the transaction contemplated hereby, and will otherwise use all reasonable efforts to cause the consummation of such transactions in accordance with the terms and conditions hereof. At any time or from time to time after the
Closing, at the request of Seller or Purchaser, the parties shall execute and deliver any further instruments or documents and take all such further action as may be reasonably necessary in order to evidence or otherwise facilitate the consummation of the transaction contemplated hereby.

     4.02.  CERTAIN FILINGS. The parties hereto shall cooperate with oneanother in determining whether any action by or in respect of, or filing with, any
Governmental Authority ("Required Governmental Approvals") is required or reasonably appropriate, or any action, consent, approval or waiver from any party to any contract ("Required Contractual Consents") is required or reasonably appropriate, in connection with the consummation of the transactions contemplated by this Agreement. Subject to the terms and conditions of this
Agreement, in taking such actions or making any such filings, the parties hereto shall furnish information required in connection therewith and seek timely to obtain any such actions, consents, approvals or waivers. Without limiting the foregoing, the parties hereto shall each promptly complete and file all reports and forms, and respond to all requests or further requests for additional information, if any, as may be required or authorized under the HSR Act and federal and state securities laws.

     4.03. CONFIDENTIALITY.
     (a)  The parties hereto will, and will cause their Affiliates and representatives to, treat any data and information obtained with respect to any of the other parties hereto or any of their Affiliates from any representative, officer, director or employee of any of the other parties hereto, or from any books or records of any of the other parties hereto in connection with this
Agreement, confidentially and with commercially reasonable care and discretion, and will not disclose any such information to third parties; provided, however, that the foregoing shall not apply to (i) information in the public domain or that becomes public through disclosure by any party to treat the information as confidential, or its Affiliates or representatives, so long as such other party is not in breach of a confidentiality obligation, (ii) information required to be disclosed by Applicable Law, (iii) information required to be disclosed, on a confidential basis, whenever possible, to obtain any Required Governmental
Approvals or Required Contractual Consents; or (iv) any information that is disclosed, on a confidential basis, whenever possible, to any actual or prospective lenders or investors in connection with financing the transactions contemplated by this Agreement.
     (b) In the event that the Closing fails to take place and this Agreement is terminated, each party hereto, upon the written request of any other party hereto, will, and will cause its Affiliates and representatives to, promptly deliver to the requesting party any and all documents or other materials furnished by that party in connection with this Agreement or the Asset Purchase
Agreement without retaining any copy thereof and without using any confidential information to solicit any customers of that party. In the event of such request, all other documents, whether analyses, compilations or studies, that contain or otherwise reflect the information so furnished shall be destroyed or shall be returned, and it shall be confirmed in writing that all such materials have been returned or destroyed. No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

     4.06. SPECIFIC PERFORMANCE. The parties hereto recognize and agree that in the event of a breach by any party hereto of Section 4.05, money damages would not be an adequate remedy for such breach and, even if money damages were adequate, it would be impossible to ascertain or measure with any degree of accuracy the damages sustained therefrom. Accordingly, if there should be a breach or threatened breach by any party hereto of provisions of Section 4.05, each other party hereto shall be entitled without the requirement of posting a bond or other security to an injunction restraining any breach without showing or proving actual damage. Nothing in the preceding sentence shall limit or otherwise affect any remedies otherwise available under Applicable Law.

                                   ARTICLE V
                             CONDITIONS TO CLOSING

     5.01. CONDITIONS OF ALL PARTIES.
     (a) All Required Governmental Approvals for the transaction contemplated by this Agreement shall have been obtained without the imposition of any conditions that would have a Material Adverse Effect. All such Required Governmental
Approvals shall be in effect, and no actions, suits, hearings, arbitrations or proceedings (public or private) (collectively, "Proceedings") shall have been instituted or threatened by any Governmental Authority against Seller or
Purchaser (or any of their Affiliates) with respect thereto as to which there is a material risk of a determination that would terminate the effectiveness of, or otherwise materially and adversely modify the terms of, any such Required
Governmental Approval; all applicable waiting periods with respect to such
Required Governmental Approvals shall have expired; and all conditions and requirements prescribed by Applicable Law or by such Required Governmental
Approvals to be satisfied on or prior to the Closing shall have been satisfied allowing all such Required Governmental Approvals to be and to remain in full force and effect assuming continued compliance with the terms thereof after the
Closing.
     (b) The Required Contractual Consents shall have been obtained without the imposition of any conditions that would have a Material Adverse Effect. All such
Required Contractual Consents shall be in full force and effect and no
Proceeding shall have been instituted or threatened with respect thereto that would have a Material Adverse Effect. All conditions and requirements prescribed by any required Contractual Consent (or any such other consent) to be satisfied on or prior to the Closing Date shall have been satisfied in all material respects.
     (c) The transaction contemplated by this Agreement and the consummation of the Closing shall not violate any Applicable Law. No temporary restraining order, preliminary or permanent injunction, cease and desist order or other order issued by any court of competent jurisdiction or any competent
Governmental Authority or any other legal restraint or prohibition preventing the consummation of the transaction contemplated hereby shall be in effect, and there shall be no pending or threatened actions or proceedings by any
Governmental Authority (or determinations by any Governmental Authority) or by any other Person challenging or in any manner seeking to restrict or prohibit the consummation of the transaction contemplated hereby.

     5.02. CONDITIONS TO THE OBLIGATIONS OF SELLER. Seller's obligation to sell the Shares shall be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:
     (a) Purchaser shall have performed and satisfied in all material  respects its obligations hereunder required to be performed or satisfied by it on or prior to the Closing Date. Seller shall have received a certificate signed by
Purchaser to the foregoing effect.
     (b) The representations and warranties of Purchaser contained in this
Agreement shall be true, complete and accurate in all material respects at and as of the Closing Date, as if made at and as of the Closing Date. Seller shall have received a certificate signed by Purchaser to the foregoing effect.
     (c) Seller shall have acquired the Securities required to complete the
Transaction contemplated herein.
     d) Concurrently with the Closing, Purchaser shall have delivered to Seller the Purchase Price in accordance with Article I hereof.

     5.03.  CONDITIONS TO OBLIGATIONS OF PURCHASER. The obligation of Purchaser to purchase the Securities shall be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:
     (a) Seller shall have performed and satisfied in all material respects its obligations hereunder required to be performed or satisfied by it on or prior to the Closing Date. Purchaser shall have received a certificate signed by a duly authorized executive officer of Seller to the foregoing effect and to the effect that, to the knowledge of such executive officer, the foregoing conditions have been satisfied.
     (b)  The representations and warranties of Seller contained in this
Agreement shall be true, complete and accurate in all material respects at and as of the Closing Date, as if made at and as of the Closing Date. Purchaser shall have received a certificate signed by a duly authorized executive officer of Seller to the foregoing effect and to the effect that, to the knowledge of such executive officer, the foregoing condition has been satisfied.
     (c) Seller shall deliver for sale to Purchaser on the Closing Date those certificates (and any necessary stock transfer instruments) representing all
Securities to be sold by Seller to Purchaser pursuant to Article I hereof.

                                   ARTICLE VI
                          TERMINATION PRIOR TO CLOSING

     6.01.  TERMINATION. This Agreement may be terminated at any time prior to the Closing:
     (a) By the mutual written consent of Seller and Purchaser; or
     (b) By either Seller or Purchaser by written notice if the closing of the transactions contemplated by the Asset Purchase Agreement has not been consummated by January 30, 2004 (the "Outside Date").

     6.02. EFFECT ON OBLIGATIONS. Termination of this Agreement pursuant to this
Article VI shall terminate all rights and obligations of the parties hereunder other than those contained in this Section 6.02.

                                   ARTICLE VII
                                  MISCELLANEOUS

     7.01. EXPENSES.
     (a) Except as otherwise provided herein, Purchaser and Seller shall cause all costs, expenses, liabilities, taxes and other charges incurred by Purchaser and Seller in connection with this Agreement and the transactions contemplated hereby to be paid each to their own account, including the reasonable fees and expenses of attorneys and other advisors.
     (b) In the event that this Agreement is terminated  and/or the  transaction contemplated hereby is not consummated, Seller shall be responsible for all of its expenses (including any fees and expenses of attorneys and other advisors engaged by Seller) and Purchaser shall be responsible for its expenses
(including any fees and expenses of attorneys and other advisors engaged by
Purchaser).

     7.02.  NOTICES. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) if personally delivered, when so delivered, (ii) if mailed, five Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below, (iii) if given by telex or telecopier, once such notice or other communication is transmitted to the telex or telecopier number specified below and the appropriate answer back or telephonic confirmation is received, provided that such notice or other communication is promptly thereafter mailed in accordance with the provisions of clause (ii) above or (iv) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being so sent:

           If to Seller:

           David W. Moskowitz
           GenoMed, Inc.
           909 South Taylor Ave.
           St. Louis, MO 63110
           Telecopier: 314-754-9772

           If to Purchaser:

           Leslie Robins
           Advanced Optics Electronics, Inc.
           8301 Washington Street NE
           Suite 5
           Albuquerque, NM 87113
           Telecopier:  (505) 858-1871

     Any party may give any notice, request, demand, claim or other communication hereunder using any other means (including ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

     7.03.  GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the internal laws (without reference to choice or conflict of laws) of the State of Illinois.

     7.04.  ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement.
Neither this Agreement nor any provision hereof is intended to confer upon any
Person other than the parties hereto any rights or remedies hereunder.

     7.05.  COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This
Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

     7.06. AMENDMENTS; NO WAIVERS.
     (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by all parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.
     (b) No waiver by a party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence. No failure or delay by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     7.07. SEVERABILITY. If any provision of this Agreement, or the application thereof to any Person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other Persons, places and circumstances shall remain in full force and effect only if, after excluding the portion deemed to be unenforceable, the remaining terms shall provide for the consummation of the transactions contemplated hereby in substantially the same manner as originally set forth at the later of the date this Agreement was executed or last amended.

     7.08.  CAPTIONS. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. All references to an Article or Section include all subparts thereof.

     7.09.  SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party hereto may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of each other party, which approval shall not be unreasonably withheld.

     7.10. RESTRICTIVE LEGEND. The certificates representing the Securities will bear the following legends giving notice of restrictions on transfer as follows:

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER  THE
     SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES
     LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON
     TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS
     PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT
     TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY
     MAY BE  REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN
     INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN
     OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE
     ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE
     WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

     IN WITNESS WHEREOF, Seller and Purchaser have caused this Agreement to be executed and delivered by the undersigned duly authorized officers as of the day and year first above written.

                              GenoMed, Inc., A Florida Corporation

                              By: /s/David W. Moskowitz

                              Name:  David W. Moskowitz
                              Title: Chairman and Chief Executive Officer

                              Advanced Optics Electronics, Inc.,
                                    A Nevada Coropration
                              By: /s/Leslie Robins
                              Name:  Leslie Robins
                              Title: Chairman and Chief Executive Officer